Exhibit I

CUSIP NO. 69357C107                                                             SCHEDULE 13D

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated:    August 26, 2002

RICHARD C. BLUM & ASSOCIATES, INC.		BLUM CAPITAL PARTNERS, L.P. By: Richard C. Blum & Associates, Inc. its General Partner

By	/S/ MURRAY A. INDICK	By	/S/ MURRAY A. INDICK
	Murray A. Indick Partner, General Counsel and Secretary		Murray A. Indick Partner, General Counsel and Secretary

BLUM STRATEGIC GP, L.L.C.		RICHARD C. BLUM

By	/S/ MURRAY A. INDICK	By	/S/ MURRAY A. INDICK
	Murray A. Indick, Member		Murray A. Indick, Attorney-in-Fact

BLUM STRATEGIC GP II, L.L.C.		BLUM STRATEGIC PARTNERS II, L.P. By: Blum Strategic GP II, L.L.C., its General Partner

By	/S/ MURRAY A. INDICK	By	/S/ MURRAY A. INDICK
	Murray A. Indick, Member		Murray A. Indick, Member